Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Talen Energy Corporation of our report dated March 14, 2024, except for the financial statement schedule, as to which the date is April 4, 2024 relating to the financial statements and financial statement schedule of Talen Energy Corporation (Successor), which appears in Amendment No. 2 to the Registration Statement on Form S-1 of Talen Energy Corporation filed on July 3, 2024.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 14, 2024

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Talen Energy Corporation of our report dated March 14, 2024 relating to the financial statements of Talen Energy Supply, LLC (Predecessor), which appears in Amendment No. 2 to the Registration Statement on Form S-1 of Talen Energy Corporation filed on July 3, 2024.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 14, 2024

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